Exhibit 8.1

List of Subsidiaries

Outside PRC
Ascendium Group Limited (BVI)
Cyber Medical Networks Limited (Hong Kong)
China Medical Services Holdings Limited (Hong Kong)
Our Medical Services Ltd. (BVI)
Concord Medical Services (International) Pte. Ltd.(Singapore)
King Cheers Holdings Limited (Hong Kong)
US Proton Therapy Holdings Ltd.(BVI)
US Proton Therapy Holdings Ltd. (United States)
Medstar Overseas Limited (BVI)
CCM (Hong Kong) Medical Investments Limited (Hong Kong)
CMS Radiotherapy Holdings Limited (United States)
Allcure Medical Holdings Limited (BVI)
Global Medical Imaging (HongKong) Ltd.(Hong Kong)
Concord Healthcare Singapore Pte. Ltd. (Singapore)
Concord Hospital Management Group Ltd. (Hong Kong)
PRC
Beijing Meizhong Jiahe Hospital Management Co., Ltd.
Beijing Yundu Internet Technology Co., Ltd.
Tianjin Concord Medical Technology Limited
Medstar (Shanghai) Leasing Co., Ltd.
Shenzhen Aohua Medical Technology Development Co., Ltd.
Guangzhou Concord Cancer Hospital Co., Ltd.
Guangzhou Jinkangshenyou Investment Co., Ltd.
Shenzhen Concord Medical Investment Limited
Shanghai Concord Cancer Hospital Co., Ltd
Datong Meizhong Jiahe Cancer Center
Beijing Concord Medical Technology Co., Ltd
Beijing Proton Medical Center
Wuxi Concord Medical Development Ltd.
Shanghai Taifeng Medical Technology Ltd.
Beijing Century Friendship Science & Technology Development Co., Ltd.
Taizhou Concord Leasing Co., Ltd